UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 17, 2019

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement with PointR Data, Inc.

On August 17, 2019, Mateon Therapeutics, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PointR Data, Inc., a Delaware corporation (“PointR”), a privately-held, developer of high performance cluster computer and artificial intelligence applications. Upon the terms of, and subject to the satisfaction of the conditions described in, the Merger Agreement, PointR will be merged with and into a newly formed subsidiary of the Company (the “Merger”), with PointR surviving the Merger as a wholly-owned subsidiary of the Company. The Merger is intended to create a publicly-traded artificial intelligence driven immuno-oncology company with a robust pipeline of first in class TGF-β immunotherapies for late stage cancers such as gliomas, pancreatic cancer and melanoma.

Merger Consideration

At the effective time of the Merger, holders of PointR common stock prior to the Merger will be entitled to receive an aggregate of $15,000,000 payable in shares of Mateon common stock, calculated at a price of $0.18 per share. The Merger Agreement also provides for two additional tranches of merger consideration based on PointR’s achievement of a development milestone and a revenue milestone. The development milestone is triggered on the completion of an artificial intelligence tool or platform that will analyze data and can be used to identify patients that will benefit from a particular targeted drug. The revenue milestone is triggered on securing a licensing contract from a third party customer that will generate a minimum of $100 million in license fees over the life-time of the contract, of which at least $10 million shall have been received. Each additional tranche of merger consideration is for an aggregate value of $7,500,000 and payable in additional shares Mateon common stock, based on the market price at the time of payment, subject to a minimum value of $0.18 per share. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Representations and Warranties, Conditions to Closing and Termination Provisions

The Merger Agreement contains customary closing conditions and customary representations, warranties and covenants made by the Company and PointR, including access to information, the ongoing conduct of PointR’s business, securing stockholder and third party consents, prohibitions on either party continuing to negotiate with any other parties for alternative acquisition proposals between the date of signing of the Merger Agreement and the closing of the transactions contemplated by the Merger Agreement (the “Closing”).

In addition, Mateon’s obligation to close is conditioned on PointR providing audited financial statements that would be required for Mateon to comply with the SEC’s filing requirements. PointR’s obligation to close is conditioned on Mateon raising a minimum of $10 million in an equity financing transaction or $5 million in a commercial agreement. In addition, PointR’s obligation is conditioned upon Mateon granting a license to a company organized by certain affiliates of Point R to use elements of the technology in fields outside of pharmaceutical development. Mateon and PointR intend to actively seek additional capital to support the combined business, no additional equity financing or commercial agreement is in place at this time. The Merger is not expected to close expected to close until such financing is secured.

The Merger Agreement also includes termination provisions for both the Company and PointR, including the right to terminate by mutual consent and the right of either party to terminate the Merger Agreement if the Closing has not occurred on or prior to November 15, 2019.

Registration Rights

Pursuant to the Merger Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale the shares of common stock issued in connection with the Merger within six months following the Closing.

References to Merger Agreement

The description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

The Merger Agreement has been included to provide investors and stockholders with information regarding their respective terms. The Merger Agreement is not intended to provide any other factual information about the Company or PointR. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement, as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Any common stock issued in connection with the Merger Agreement will be issued in a private placement transaction, in reliance upon exemptions from registration requirements pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, the rules promulgated thereunder.

Item 8.01 Other Events.

On August 19, 2019, the Company and PointR issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This document contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this communication, the words “will,” “may,” “would,” “approximate,” “expect,” “intend,” and similar expressions and their variants, as they relate to the Company, PointR or the management of either company, before or after the Merger, may identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements relating to the timing and completion of the Merger; expectations regarding the capitalization, resources and ownership structure of the post-Merger combined company; the adequacy of the post-Merger combined company’s capital to support its future operations; the nature, strategy and focus of the post-Merger combined company; and the executive and board structure of the post-Merger combined company. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation, the risk that the conditions to the closing of Merger are not satisfied, uncertainties as to the timing of the consummation of the Merger, and the ability of each of Mateon and PointR to consummate the Merger. This review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. The Company can give no assurance that the conditions to the closing of the Merger will be satisfied. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 17, 2019, by and among the Company, PointR and Paris Acquisition Corporation.*

99.1	Press Release, dated August 19, 2019.

*	The schedules and exhibits of the Merger Agreement have been omitted pursuant to Item 601 of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: August 21, 2019		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer